Exhibit 10.1

TESSCO TECHNOLOGIES INCORPORATED

2019 STOCK AND INCENTIVE PLAN

ACTICLE 1.

 PURPOSE

The purpose of the TESSCO Technologies Incorporated 2019 Stock and Incentive Plan (the “Plan”) is to attract and retain outstanding individuals to serve as employees, officers, directors, consultants and other persons who provide services to TESSCO Technologies Incorporated, a Delaware corporation (the “Company”), and its Subsidiaries, and to motivate such individuals to achieve the long-term performance goals of the Company by providing incentives to such individuals in the form of stock ownership or monetary payments based on the value of the capital stock of the Company or its financial performance, or both, on the terms and conditions set forth herein. Capitalized terms as used herein shall have the respective meanings ascribed in Article 3 hereof or as otherwise ascribed in this Plan.

ARTICLE 2.

 GENERAL

The Plan is intended as the successor to the TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan, as it may be amended from time to time (the “Prior Plan”), and operates in tandem therewith. From and after the date of stockholder approval of this Plan as required in Section 4.1 below (the “Stockholder Approval Date”), no additional awards will be granted under the Prior Plan, and all awards granted after the Stockholder Approval Date will be granted under this Plan (or under any other plan or arrangement from time to time existing, other than the Prior Plan). Awards may continue to be granted under the Prior Plan until the Stockholder Approval Date.

Any shares that remain available for future grants under the Prior Plan (the “Prior Plan’s Available Reserve”) will cease to be available for awards under the Prior Plan as of the Stockholder Approval Date, and that number of shares of Common Stock equal to the Prior Plan’s Available Reserve as of the Stockholder Approval Date will then be included among the Shares available for Awards hereunder (as further described and provided in Section 6.1 below) and will be immediately available for the grant of Awards hereunder.

In addition, that number of shares of Common Stock subject to granted and outstanding awards under the Prior Plan that may (i) expire or terminate for any reason prior to exercise or settlement, or (ii) be forfeited because of the failure to meet a contingency or condition required to vest such shares or (iii) otherwise be returned to the Company at any time under circumstances in which those shares would be available for future awards under the Prior Plan (such shares, the “Prior Plan’s Potential Returning Shares”), as existing upon the occurrence of the Stockholder Approval Date and without regard to any expiration or termination of the Prior Plan, shall be included among the maximum aggregate number Shares available at any time for Awards hereunder (as further described and provided in Section 6.1 below), and if and when so forfeited, or otherwise returned to the Company, will not be available for awards under the Prior Plan but will instead then become available for the grant of Awards hereunder.

Notwithstanding the above, the Committee may authorize and grant awards under this Plan prior to stockholder approval (but not in respect of the Shares to be included as available for the grant of Awards hereunder on account of the Prior Plan’s Available Reserve or Prior Plan’s Potential Returning Shares, which shall not be available hereunder until on and after the Stockholder Approval Date), subject to the conditions set forth in Section 4.1 hereof, and all awards granted and outstanding under the terms of the Prior Plan will remain subject to the terms of the Prior Plan notwithstanding stockholder approval of this Plan, so long as remaining as outstanding awards under the Prior Plan and until forfeited or otherwise returned to the Company under circumstances in which those shares would be available for future awards under the Prior Plan assuming it then remained in effect, whereupon the same number of shares will instead be added to the Shares available for Awards hereunder.

ARTICLE 3.

 DEFINITIONS

As used in the Plan and unless the context clearly indicates otherwise, the following terms shall have the respective meanings set forth below:

“Affiliate” means any entity that is, directly or indirectly, controlled by, under common control with or controlling the Company or any entity in which the Company has a significant ownership interest as determined by the Committee.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

“Beneficiary” means the person designated by the Participant, on a form provided by the Company, to exercise the Participant’s rights in accordance with Section 8.5 of the Plan in the event of death or, if no such person is designated, the estate or personal representative of such Participant.

“Board” means the Board of Directors of the Company as it may be constituted from time to time.

“Cause”, with respect to any Participant, has the meaning specified in an Award Agreement or in a separate agreement with the Participant that governs the terms and conditions of the Participant’s employment or peformance of service (either as a Director or Consultant) with the Company or a Subsidiary. In the absence of any such agreement “Cause” means any of the following, regardless of when it is discovered by the Company: (a) Participant’s willful and continued failure to fully perform his or her duties as assigned by the Company or a Subsidiary, (b) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Subsidiary, if any, and if subject to cure, Participant fails to remedy such failure within 30 days following written notice of such failure, (c) Participant’s failure to follow any written policy of the Company or a Subsidiary, agreement with the Company or a Subsidiary, resolution or any reasonable instruction of the Board or any Committee thereof, or the Chief Executive Officer of the Company, and if subject to cure, Participant fails to remedy such failure within 30 days following written notice of such failure, (d) Participant’s commission of an act of fraud, dishonesty, bad faith, material misrepresentation, breach of trust, act of moral turpitude, or other unethical conduct, whether or not in connection with the performance by the Participant of his or her duties for the Company or a Subsidiary, (e) Participant’s use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, (f) Participant’s indictment for, conviction of, or a plea of guilty or nolo contendere to any felony, (g) Participant’s failure to cooperate, if requested by the Company or a Subsidiary, with any investigation or inquiry into the Participant’s or the Company’s or a Subsidiary’s business practices, whether internal or external, including, but not limited to, the Participant’s refusal to be deposed or to provide testimony at any trial or inquiry, or (h) Participant’s voluntary termination of his or her employment or service following the occurrence of any of the acts or omissions described in subsections (a) through (g) above. The good faith determination by the Committee of whether the Participant’s employment or service was terminated by the Company or a Subsidiary for “Cause” shall be final and binding for all purposes hereunder.

“Change in Control” shall have the meaning ascribed in Section 10.3 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission or any successor agency.

“Committee” means the Committee of the Board described in Article 5 hereof.

“Common Stock” means the common stock of the Company, par value $.01 per share, and such other securities of the Company that may be substituted therefor.

“Consultant” means any natural Person (other than an employee or Director) engaged by the Company or ant Subsidiary to provide consulting or similar services to the Company or any Subsidiary.

“Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave other than on account of Disability.

“Director” means a member of the Board.

“Disability” means a total and permanent disability within the meaning of the Company’s long-term disability plan, as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any property (excluding the Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and with respect to any Shares or other securities, the closing sale price of the Shares or other securities on any national securities exchange or quotation system providing such information for such date or, if there is no closing sale price for such date, the day prior to such date or, if not listed on any such exchange or quotation system, the average of the closing bid and asked prices of the Shares or other securities as reported by the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) for such date or, if there is no average for such date, the day prior to the date of the determination of the fair market value or, if not listed on Nasdaq, the fair market value of the Shares or other securities as of such date as determined in good faith by the Board or the Committee.

“Incentive Stock Option” means an Option granted under Section 8.1 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Good Reason” has the meaning of “good reason” or “for good reason”, if any, as set forth in any employment agreement between the Participant and the Company or any Subsidiary (or in the Award Agreement applicable to the Award, which shall be controlling unless determined otherwise by the Committee), which by its express terms is made applicable to the Award, and without implying that there must be any such agreement or right of a Participant in respect of “good reason” applicable to any Award.

“Key Employee” means any Employee of the Company or any Subsidiary who is described in Article 7.

“Non-Qualified Option” means an Option granted under Section 8.1 of the Plan that is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means a Key Employee, Consultant or Director who is designated to be granted or has received an Award under the Plan.

“Performance Award” means any Award granted under Section 8.4 of the Plan, whether or not also granted under another Section of Article 8 hereof.

“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Released Securities” means Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

“Restricted Stock” means any Shares granted and issued under Section 8.3 of the Plan, whether or not also a Performance Award granted under Section 8.4 hereof.

“Restricted Stock Unit” or “RSU” means any Award granted under Section 8.3 of the Plan that is denominated in Shares, whether or not also a Performance Award granted under Section 8.4 hereof.

“Restriction Period” means, with respect to an Award of Restricted Stock or Restricted Stock Units, that period of time determined by the Committee pursuant to Section 8.3 or Section 8.4.

“Retirement” means termination of a Participant’s employment with the Company or any Subsidiary at or after the Participant’s attainment of age 65.

“Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act or any successor rule or regulation thereto.

“Shares” means shares of the Common Stock of the Company and such other securities or property as may become the subject of Awards or become subject to Awards pursuant to an adjustment made under Article 9 of the Plan.

“Share Reserve” has the meaning ascribed thereto in Section 6.1(a) hereof.

“Stock Appreciation Right” or “SAR” means any Award granted under Section 8.2 of the Plan.

“Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

“Termination” means, subject to Section 8.7(m), any resignation or discharge from, or termination of, employment or service (whether as a Director or Consultant or otherwise) with the Company or any Subsidiary, except in the event of Disability, Retirement or death. Except as necessary to comply with Section 8.7(m), the Committee shall have the discretion to determine, or an Award may provide, that a Termination has not occurred for purposes of an Award in the event that a Termination within the meaning of the preceding sentence has occurred but the Participant has remained in Continuous Service.

ARTICLE 4.

 EFFECTIVE DATE; STOCKHOLDER APPROVAL; TERM

4.1 Effective Date and Stockholder Approval. The Plan was approved by the Board and became effective on or as of June 4, 2019 (the “Effective Date”), provided, however, that if the Plan is not approved by the stockholders of the Company within 12 months of the approval by the Board, the Plan will be terminated and all Awards granted under the Plan will terminate and deemed null and void, and further provided that no Award shall vest and no Shares may be issued under the Plan prior to approval of the Plan by the stockholders of the Company.

4.2 Term. No Award shall be granted under the Plan after June 4, 2029; provided, however, that any Award granted prior to such date may extend beyond such date unless expressly provided otherwise in the Plan or in the applicable Award Agreement; provided further, that the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, as existing prior to such date, shall extend beyond such date.

ARTICLE 5.

 ADMINISTRATION

Unless and until the Board delegates administration of the Plan to the Committee, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in the Plan shall be deemed to refer to the Board. The Board at its discretion (including to the extent it deems advisable to comply with the requirements of Rule 16b-3 or other applicable law or regulation) shall delegate administration of the Plan to the Committee. The Committee shall consist solely of two or more members of the Board each of whom, in the judgment of the Board, is a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) promulgated under the Exchange Act (unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan), is an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which the Common Stock is traded), and is an “outside director” that meets any applicable requirements of the Code. The governance of such Committee shall be subject to the charter of the Committee as approved by the Board. Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Article 5 or otherwise provided in the charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to independent directors and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted below. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority with respect to the Plan, including, without limitation, the power to:

(a) determine eligibility and designate Participants;

(b) determine the types of Awards to be granted to each Participant under the Plan;

(c) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;

(d) determine the terms and conditions of any Award;

(e) determine whether, to what extent, under what circumstances and the method by which Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended;

(f) allow Participants to satisfy withholding tax amounts by electing (in such form and under such conditions as the Committee may provide) to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting or lapse of forfeiture of a Restricted Stock Award, RSU, Performance Award or other Award that number of Shares having a Fair Market Value equal to the maximum that can be withheld in the applicable jurisdiction;

(g) determine whether, to what extent and under what circumstances, if any, cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(h) interpret and administer the Plan and any instrument or agreement relating to, and any Award made under, the Plan (including, without limitation, any Award Agreement);

(i) establish, amend, suspend and waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(j) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan, or any Award, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or Beneficiary of any Award, any stockholder and any employee of the Company or of any Subsidiary.

To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board and/or one or more officers of the Company the authority to grant or amend Awards or to take other actions authorized pursuant to this Article 5; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee(s) appointed under this Article 5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 6.

 GRANTS OF AWARDS; SHARES AVAILABLE FOR AWARD

6.1 The Committee may, from time to time, grant Awards to one or more Participants; provided, however, that:

(a) subject to any adjustment pursuant to Sections 6.1(b) or (c) or Article 9, the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan at any time (the “Share Reserve”) shall not exceed 1,787,187, which number is initially the sum of (i) 800,000 new Shares plus (ii) 69,137 Shares, reflecting shares comprising the Prior Plan’s Available Reserve as of the Effective Date plus (iii) 918,050 Shares, reflecting the number of Prior Plan’s Potential Returning Shares as of the Effective Date, it being understood that the number of Shares in the Share Reserve reflecting the Prior Plan’s Potential Returning Shares from time to time will not be available for the grant of Awards hereunder unless and until added to the number of Shares in the Share Reserve available for the grant of Awards under this Plan by operation of Section 6.1(c) below;

(b) on and as of the Stockholder Approval Date, the number of Shares comprising the Share Reserve will be fixed (unless and until adjusted pursuant to Section 6.1(c) or Article 9 hereof) at a number (which shall in any event be less than or equal to 1,787,187,) equal to the sum of (i) 800,000 new Shares plus (ii) the actual number of Shares equal to the Prior Plan’s Available Reserve as of the Stockholder Approval Date plus (iii) the actual number of Prior Plan’s Potential Returning Shares as of the Stockholder Approval Date, it being understood that for purposes of determining the Share Reserve as of the Stockholder Approval Date the number attributable to the Prior Plan’s Potential Returning Shares as set forth in Section 6.1(a) above will be reduced by that number of shares, if any, that are issued, or consideration measured in shares paid, between the Effective Date and the Stockholder Approval Date, whether upon the exercise of awards or the lapse of restrictions or on account of any other payment made in respect of outstanding awards under the Prior Plan (including any shares or awards tendered to the Company under the terms of the Prior Plan in a manner comparable to Section 6.1(d) of this Plan and which are not added back to the available shares under the Prior Plan), and the number set forth in Section 6.1(a) above attributable to the Prior Plan’s Available Reserve as of the Effective Date shall be reduced, and the number set forth in Section 6.1(a) above attributable to the Prior Plan’s Potential Returning Shares as of the Effective Date shall be correspondingly increased, to reflect any awards granted under the Prior Plan between the Effective Date and the Stockholder Approval Date; and for the avoidance of doubt, the sum of the number of Shares covered by Awards granted under this Plan and shares covered by awards granted under the Prior Plan, in each case between the Effective Date and the Stockholder Approval Date, will not affect the number of Shares comprising the Share Reserve but will accrue against and reduce the number of Shares remaining available in the Share Reserve for future Awards hereunder, subject however to the same from time to time being added back to the number of Shares in the Share Reserve available for the grant of Awards, by operation of Section 6.1(c) below;

(c) subject to Section 6.1(d) below, to the extent that any Shares covered by an Award granted under the Plan, or to which any Award relates, as well as any shares covered by an award granted under the Prior Plan, or to which any award under the Prior Plan relates, are forfeited (prior to the exercise by the holder of indicia of ownership of the shares or other property issuable or payable with respect thereto, or prior to the expiration of the applicable Restriction Period in the case of Restricted Stock or Restricted Stock Units (or comparable awards under comparable circumstances under the Prior Plan), and in the case of awards granted under the Prior Plan, at any time after the Effective Date and notwithstanding termination or expiration of the Prior Plan, but conditioned upon the occurrence of the Stockholder Approval Date), or if an Award otherwise terminates, expires or is cancelled (or an award under the Prior Plan terminates, expires or is cancelled at any time after the Effective Date and notwithstanding termination or expiration of the Prior Plan, but conditioned upon the occurrence of the Stockholder Approval Date) prior to the delivery of all of the Shares or other consideration issuable or payable pursuant to such Award (or award under the Prior Plan), or prior to the expiration of the applicable Restriction Period in the case of Restricted Stock or Restricted Stock Units (or comparable awards under comparable circumstances under the Prior Plan), then, to the extent of any such forfeiture, termination, expiration or cancellation, such number of Shares shall be added to the number of Shares in the Share Reserve available for the grant of Awards under this Plan;

(d) any Shares or other shares of the capital stock of the Company which a Participant tenders to the Company, or any Shares withheld by the Company upon exercise or otherwise in respect of any Award, in satisfaction of income or payroll tax withholding obligations or in satisfaction of the exercise price of such Award (and any shares similarly tendered or withheld in respect of awards under the Prior Plan), shall not again be available for granting of Awards under the Plan or increase the number of Shares in the Share Reserve available for the grant of Awards under this Plan; and

(e) any Shares ceasing to be subject to an Award (or an award under the Prior Plan, the shares in respect of which were accounted for in the Share Reserve) due to the exercise of such Award or expiration of a Restriction Period in respect of such Shares shall no longer be available for the grant of an Award hereunder, and the number of Shares in the Share Reserve available for the grant of Awards under this Plan will be reduced accordingly.

6.2 For purpose of this Article 6:

(a) if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares in the Share Reserve available for the grant of Awards under the Plan; and

(b) if an Award is not denominated in Shares, a number of Shares shall be counted on the date of grant of such Award against the number of Shares in the Share Reserve available for the grant of Awards under the Plan equal to the quotient of the Fair Market Value (calculated as of the date of grant) of the maximum amount of cash or other consideration payable pursuant to such Award, divided by the Fair Market Value of one Share on the date of grant.

6.3 Any Shares delivered by the Company pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares. In determining the size of any Award, the Committee may take into account a Participant’s responsibility level, performance, potential, cash compensation level, the Fair Market Value of the Shares at the time of the Award and such other considerations as it deems appropriate.

ARTICLE 7.

 ELIGIBILITY

Any Key Employee, including any employee or executive officer of the Company or any Subsidiary, and any Consultant, who, in the opinion of the Committee, contributes to the continued growth, development and financial success of the Company or any Subsidiary shall be eligible to be designated as a Participant. In addition, and notwithstanding the foregoing or any other provision of the Plan, any Director of the Company shall be eligible to be designated as a Participant and receive Awards under the Plan, provided that each grant of an Award to a non-employee Director shall be made only upon the concurrence of a majority of the members of the entire Board who are disinterested in the grant, and no non-employee Director shall receive Awards in any one calendar year for more than 25,000 Shares (or the cash equivalents of such Shares), except that in connection with his or her initial appointment to the Board any such non-employee Director may be granted Awards covering up to an additional 15,000 Shares.

ARTICLE 8.

 AWARDS

8.1 Options. The Committee is hereby authorized to grant Options to Participants in the form of either Non-Qualified Stock Options or Incentive Stock Options with the terms and conditions set forth in this Article 8 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) Limitations On Incentive Stock Options.

(i) In the event the Committee grants Incentive Stock Options, the aggregate Fair Market Value (determined at the time the Options are granted) of the Shares underlying any such Options, together with the shares underlying any incentive stock options (as defined in Section 422 of the Code) granted under any other plans of the Company or any Subsidiary, which shall be first exercisable by any one Participant shall not, during any calendar year, exceed $100,000, or such other limitation as may be provided in the Code.

(ii) The grant of Options hereunder shall be subject to guidelines adopted by the Committee with respect to the timing and size of such Options. In addition, the Committee may in its discretion provide that an Option may not be exercised in whole or in part for any period or periods specified by the Committee. The right of a Participant to exercise an Option shall be cancelled if and to the extent that Shares covered by such Option are used to calculate amounts received upon exercise of a related Stock Appreciation Right.

(iii) Incentive Stock Options may only be granted to Key Employees, and the terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If a Key Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(c) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten (10) years from the date of its grant.

(d) Exercisability and Method of Exercise. Except for such limitations as may be set forth herein, an Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee and set forth in the Award Agreement evidencing the Option (or insofar as not so set forth, as provided in the Plan). The Committee also shall determine the method or methods by which, and the form or forms in which, payment of the exercise price with respect to any Option may be made or deemed to have been made.

8.2 Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise, over (b) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee, provided that in no event shall the term of any SAR exceed a period of ten (10) years from the date of its grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

8.3 Restricted Stock and Restricted Stock Units.

(a) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units, or RSUs, to Participants, such Awards, including the total number of Shares to which they pertain, to be evidenced by an Award Agreement.

(b) Restrictions. Shares of Restricted Stock and RSUs shall be issued in the name of the Participant without payment of consideration and shall be subject to such restrictions as the Committee may impose (including, without limitation, a Restriction Period, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property after the end of the Restriction Period), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Different Awards of Restricted Stock or Restricted Stock Units may have different Restriction Periods.

(c) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued to evidence Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. Upon completion of the applicable Restriction Period, the related restriction or restrictions upon the Award shall expire and new certificates representing the Award shall be issued without the applicable restrictive legend described herein. Such Shares shall be delivered in accordance with the terms and conditions of such Participant’s Award Agreement.

8.4 Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (a) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or RSUs), other securities, other Awards or other property and (b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Committee shall establish performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award.

8.5 Termination, Retirement, Disability and Death. In the event of Termination, Retirement, Disability or death of a Participant, prior to exercise of the Participant’s Option or Stock Appreciation Right, prior to the lapse of any Restriction Period or prior to the achievement of any performance goals or lapse of any performance period, as applicable to any Award, such Award shall be subject to the following provisions (subject further, however, to the limitations in Section 8.7(c)):

(a) Termination. If the Termination is initiated by the Company for Cause, the Participant’s Award, shall be forfeited immediately, regardless of the extent to which such Award is vested. Except as otherwise provided in Section 8.5(b), (c) or (d), and unless the applicable Award Agreement or another binding agreement, or the Committee in the exercise of its discretion, provides for other consequences: if the Termination is initiated by the Company other than for Cause, any Award shall be immediately forfeited to the extent unvested, and any Option or Stock Appreciation Right shall remain exercisable to the extent then vested, for a period of ninety (90) days following the Termination or other cessation event; and if the Termination is initiated by the Participant, any Award shall be immediately forfeited to the extent unvested, and any Option or Stock Appreciation Right shall remain exercisable to the extent then vested, for a period of ninety (90) days following the Termination.

(b) Retirement. Unless the Committee in its discretion (including in setting the terms of the Award) determines otherwise, in the event of Retirement, any vested Options and Stock Appreciation Rights held by a Key Employee must be exercised within 12 months (or such other period as the Code may require) of the Key Employee’s Retirement date, any restriction applicable to a Restricted Stock Award held by a Key Employee shall hereof, be removed pro rata, in accordance with the portion of the Restriction Period which has expired upon such Retirement, and any restriction applicable to any Performance Award may be removed in the discretion of the Committee.

(c) Disability. Upon a Participant’s Disability, the Participant’s Options and Stock Appreciation Rights shall be vested and exercisable, any restriction applicable under a Restricted Stock Award or RSU shall be removed on a pro rata basis in accordance with the portion of the Restriction Period expired as of the date of Disability any restriction applicable under a Performance Award may be removed in the discretion of the Committee. Any vested Options and Stock Appreciation Rights must be exercised within 12 months after the date of Termination on account of Disability unless the Committee in its discretion (including in setting the terms of the Award) determines otherwise.

(d) Death. If the Participant shall die while in the employment or service of the Company or any Subsidiary or within the period of time after Retirement during which the Participant would have been entitled to exercise his Options and Stock Appreciation Rights, the Participant’s Beneficiary shall have the right to exercise such Options and Stock Appreciation Rights within 12 months from the date of the Participant’s death to the extent the Participant was entitled to exercise the same immediately prior to the Participant’s death. Any restriction applicable under a deceased Participant’s Award consisting of Restricted Stock or Restricted Stock Units shall be removed, subject to Section 8.7(c) hereof, on a pro rata basis in accordance with the portion of the Restricted Period which had expired as of the date of death, and any restriction applicable under a deceased Participant’s Performance Award may be removed in the discretion of the Committee.

8.6 Election To Recognize Income. If a Participant makes an election in a timely manner pursuant to Section 83(b) of the Code to recognize income for tax purposes when an Award is first made, the Participant shall notify the Company in writing within 10 days of the making of such election.

8.7 General.

(a) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as shall have been approved by the Committee.

(b) Vesting of Awards. Awards granted under the Plan may have Restriction Periods or restrictions on vesting, delivery of Shares, or right to exercise that lapse based on continued employment or service of the Participant or any other criteria established by the Committee. Until the end of the Restriction Period or period(s) of time specified in a vesting schedule, or until vested upon satisfaction of any performance criteria, the Shares subject to such Award shall remain subject to forfeiture.

(c) Award Vesting Limitations. Subject to Article 10 hereof and the operation thereof, Restriction Periods shall end and Awards shall become vested and exercisable no earlier than one (1) year after the date of grant; provided, however, that up to five percent (5%) of the maximum number of Shares issuable under the Plan at any time may become vested and exercisable pursuant to Awards granted to one or more Participants hereunder without regard to such one (1) year limitation.

(d) Acceleration. Except as otherwise limited by Section 8.7(c), the Committee may, in its discretion, accelerate the time at which an outstanding Award granted hereunder may be vested and exercisable and may shorten or eliminate the Restriction Period, or extend the period for exercise, consistent with the best interests of the Company.

(e) Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(f) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest in installments or deferred payments.

(g) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Stock, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Participant, and to receive any property distributable with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.

(h) Term of Awards. Except as otherwise provided herein, the term of each Award shall be for such period as may be determined by the Committee.

(i) Share Certificates and Representation by Participants. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, any stock exchange or other market upon which such Shares or other securities are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be inscribed upon any such certificate(s) to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares or other securities under the Plan to represent to the Company in writing that such Participant or other Person is acquiring the Shares or other securities without a view to the distribution thereof.

(j) Dividend Equivalents. The Committee may grant dividends or dividend equivalents with respect to any Award (other than Options and Stock Appreciation Rights) subject to the terms and conditions the Committee establishes; provided, however, that no dividends or dividend equivalents will be paid on any Award unless provided for in the applicable Award Agreement, and to the extent that dividends or dividend equivalents are payable with respect to an unvested Award, such dividends or dividend equivalents may accrue but shall not be paid until the Award vests.

(k) Annual Award Limit. Notwithstanding any other provision of this Plan to the contrary, no Participant shall receive in any one calendar year Awards for more than 337,500 Shares (or the cash equivalent of such Shares).

(l) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(m) Section 409A Compliance. The Committee shall design and interpret all Awards under this Plan in a manner that causes such Awards to be exempt from, or compliant with, the deferred compensation requirements of Section 409A of the Code. Thus, to the extent that an Award is subject to Section 409A, the amount payable upon exercise or vesting of such Award shall only be payable, as determined by the Committee in the Award Agreement, in the designated form upon the Participant’s separation from service, disability or death, at a specified time (or pursuant to a fixed schedule), upon a change in ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, or upon the occurrence of an unforeseeable emergency (each such event as described in Section 409A and the regulations thereunder). A Termination shall trigger the right to receive deferred compensation subject to Section 409A only if such Termination constitutes a separation from service, as defined in Section 409A. Any right to receive a series of installment payments under an Award shall be treated for purposes of Section 409A as a right to receive a series of separate payments. If an Award that is subject to Section 409A is payable upon the separation from service of a specified employee (as defined in Section 409A) of the Company, any payments due under the Award during the six-month period following the specified employee’s separation from service shall be accumulated and paid out to the specified employee during the seventh month following separation from service (with or without interest as determined by the Committee). Notwithstanding anything to the contrary in this Plan or an Award Agreement, in no event shall the Company, any Subsidiary, or any member of the Board or the Committee be responsible for any adverse tax consequences of a Participant or Beneficiary, including, without limitation, penalty taxes, excise taxes, additional taxes and premium interest, arising from a violation of Section 409A.

ARTICLE 9.

 AMENDMENT AND TERMINATION; ADJUSTMENTS; CORRECTIONS

9.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this Article 9 adversely affect any Award granted and then outstanding under the Plan, without the consent of the respective Participant; provided further, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that would:

(a) increase the total number of Shares available for Awards under the Plan, except as provided in Section 9.3 hereof;

(b) materially increase the benefits accruing to Participants under the Plan; or

(c) materially modify the requirements as to eligibility for participation in the Plan.

9.2 Amendments to Awards. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to, and may amend, alter, suspend, discontinue or terminate, any Award granted under the Plan, prospectively or retroactively, but no such action shall impair the rights of any Participant without the Participant’s consent, except as provided in Sections 9.3(c) and (d) hereof.

9.3 Certain Adjustments of Awards.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Company’s Common Stock, the Committee shall in such manner as it may deem equitable make adjustments to any or all of: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 6.1, Article 7 and Section 8.7(k) hereof on the maximum number and kind of Shares which may be issued under the Plan or under certain circumstances or to certain Participants); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) any other aspect of any Award that the Committee determines to be appropriate.

(b) The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with relevant provisions of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals or targets relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

9.4 Repricing. Anything herein to the contrary notwithstanding, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is lower than the exercise price of the original Options or SARs without first obtaining stockholder approval of such repricing.

9.5 Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency or ambiguity in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

ARTICLE 10.

 DISSOLUTION OR LIQUIDATION; CHANGE IN CONTROL

10.1. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, other than a dissolution or liquidation that is defined as a Change in Control, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Option to be fully vested and exercisable until ten days prior to such transaction. In addition, the Committee may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

10.2. Change in Control. The provisions of this Section 10.2 shall apply in the case of a Change in Control. If other or more specific terms are set forth in any separate Award Agreement or other plan document, or agreement between the Company and any Participant, such separate Award Agreement, plan document or agreement shall instead govern the treatment of Awards.

(a) Awards Not Assumed or Substituted by the Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, any outstanding Awards shall be dealt with in accordance with any one or more of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (ii) the assumption or substitution for the outstanding Awards by the surviving entity or its parent or subsidiary, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10.2(a) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Options.

(b) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant terminates his or her employment for Good Reason, if applicable, then (i) all of that Participant’s outstanding Awards shall become fully vested and exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the payout opportunities attainable under all of such Participant’s outstanding Performance Awards shall be deemed to have been earned as of the date of such employment termination at the target level, and (subject to Section 10.2(e) and Section 11.1) there shall be a pro rata payout to the Participant or his or her Beneficiary within 30 days following the date of the employment termination (unless a later date is required by Section 11.1 hereof) based upon the length of time within the applicable performance period for a Performance Award that had elapsed prior to the date of the employment termination; provided, however, if an Award Agreement or a severance plan or agreement or employment agreement in place at the time of the Change in Control provides for additional or different acceleration, the terms of such Award Agreement, severance plan or agreement or employment agreement shall control. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Options.

(c) Equitable Adjustments. The Committee, in its sole discretion, may include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(d) Code Section 409A. No action shall be taken under this Section 10.2 which shall cause an Award to fail to be exempt from or comply with Code Section 409A.

(e) Consent. Notwithstanding any other provision of the Plan or any Award Agreement, the provisions of this

Section 10.2 may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant.

10.3. Definition of Change in Control. A “Change in Control” means the occurrence of any of the following:

(i) Any Person becomes the Beneficial Owner (as such term is defined in Rule 13d-3 under the Exchange Act and any successor to such rule) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or Affiliate or (iv) any acquisition pursuant to a transaction that complies with (iii)(A), (iii)(B) and (iii)(C) of this definition;

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs in connection with or as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

ARTICLE 11.

 ADDITIONAL PROVISIONS

11.1. Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

11.2. No Rights To Awards. No Key Employee, Director, Consultant or other Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

11.3. Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards under the Plan may be settled with Shares (other than Restricted Stock), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

11.4. No Right to Employment or Continued Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary, or to continue to serve as a Director or Consultant. Further, the Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

11.5. Effect of Plan Upon Other Compensation Plans. Except as herein provided in respect of the Prior Plan following the Stockholder Approval Date, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for employees, directors or consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association, or the making of inducement grants.

11.6. Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any right by virtue of the grant of an Award under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

11.7. Government and Other Regulations. The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required. If Shares awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

11.8. Indemnification. The Company shall indemnify and hold harmless each individual who is or at any time serves as a member of the Committee against and from:

(a) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit or proceeding to which such individual may be a party or in which such individual may be involved by reason of any action or failure to act under the Plan; and

(b) any and all amounts paid by such individual in satisfaction of judgment in any such action, suit or proceeding relating to the Plan.

Each individual covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such individual undertakes to handle and defend it on such individual’s own behalf. In addition, such individuals shall also be entitled to any other rights of indemnification which such individuals may have under the certificates of incorporation or by-laws of the Company or any Subsidiary, as a matter of law, or otherwise, or of any power that the Company or any Subsidiary may have to indemnify such individual or hold such individual harmless.

11.9. Governing Law. The validity, construction and effect of the Plan, and any rules and regulations relating to the Plan, shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

11.10. Severability. If any provision of the Plan, any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, the Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such Award Agreement and such Award shall remain in full force and effect.

11.11. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

11.12. Forfeiture and Recoupment. Without limiting the Committee’s power to specify terms and conditions of an Award consistent with Article 5 of the Plan, all outstanding Awards shall be subject to any clawback policy adopted by the Company and pursuant to which the Committee may cancel all or any part of an Award at any time to the extent that the terms of the clawback policy so provide.

11.13. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.